SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------


                                   FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 February 18, 2004
                Date of report (Date of earliest event reported)


                                 ENUCLEUS, INC.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


         0-14039                                         11-2714721
 ----------------------                      ----------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)




                                4000 Main Street
                              Bay Harbor, MI 49770
                     --------------------------------------
                    (Address of Principal Executive Offices)


                                  231/439-2708
               --------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

As previously reported and filed on Form 8-K dated February 19, 2004 and filed with the Securities and Exchange Commission (the "Commission"), eNucleus, Inc. through one of its subsidiaries Financial ASPx,Inc.(collectively the "Company") completed the acquisition of substantially all the assets of PrimeWire, Inc. ("PrimeWire"). The acquisition was effected pursuant to an Asset Purchase Agreement between the Company, PrimeWire and the holders of the capital stock of PrimeWire (the "Shareholders") dated January 21, 2004 and as amended February 6, 2004 (the "Purchase Agreement"). Subject to the terms and conditions of the Purchase Agreement, PrimeWire received $50,000 upon closing and a three year earn out provision that provides for (i) quarterly cash payments of 10% of the net revenues generated by the PrimeWire assets and (ii) quarterly stock payments of 15% of the net revenues generated by the PrimeWire assets (shares to be determined based upon the average closing price of the 20 day period prior to the end of each quarter). Additionally, PrimeWire has the ability to earn an additional 7% of Net Revenues generated by Large License Deals (license agreements in excess of $200,000 in the first 12 months of the contract) during the first year.

This Form 8-K/A is being filed in accordance with the Commission's rules to include the required historical and pro forma financial information relating to the transaction, which was not available at the time of the initial filing on Form 8-K.



ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of Businesses Acquired. The financial statements required to be filed for PrimeWire are as follows:

          o    Report of Independent Auditor

          o    Balance Sheets as of June 30, 2003 and 2002

          o Statements of Operations and for the years ended June 30, 2003 and 2002

          o Statements of Stockholders' Equity (Deficit) and Retained Earnings for the years ended June 30, 2003 and 2002

          o Statements of Cash Flows for the years ended December 31, 2003 and 2002

          o    Notes to Financial Statements

                         Report of Independent Auditors


Board of Directors
PrimeWire, Inc.


We have audited the accompanying consolidated balance sheets of PrimeWire, Inc. as of June 30, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the years ended June 30, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PrimeWire, Inc. at June 30, 2003 and 2002 and the results of its operations and its cash flows for the years ended June 30, 2003 and 2002 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that PrimeWire, Inc. will continue as a going concern. As more fully described in
Note 13, the Company's ability to continue as a going concern is dependent upon obtaining additional financing and the ability of the Company to generate revenues that are sufficient to cover operating expenses, the likelihood of which cannot be determined at this time. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans to address this matter are also described in Note 13. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/  Bujan & Associates, Ltd
-----------------------------
     Bujan & Associates, Ltd

Palos Heights, Illinois
April 15, 2004



                                                  PrimeWire, Inc.


                                            Consolidated Balance Sheets



                                                                                                June 30
                                                                                          2003            2002
                                                                                      ------------    ------------
Assets
Current assets:
Cash and cash equivalents                                                             $    100,974    $    146,061
Prepaid expenses and other current assets                                                  155,567          59,528
Accounts receivable, net of allowance for doubtful accounts of $0
  and $414,616 in 2003 and 2002, respectively                                               73,268          84,836
                                                                                      ------------    ------------
Total current assets                                                                       329,829         290,425

Furniture and equipment, net                                                               123,200         312,621
Capitalized website costs, net                                                             801,774       1,583,669
Goodwill, net                                                                                 --              --
                                                                                      ------------    ------------

Total assets                                                                          $  1,254,803    $  2,186,715
                                                                                      ============    ============


Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable                                                                      $    623,618    $    281,664
Accrued expenses, current portion of commission payable and other
  current liabilities                                                                      583,735         412,494
Deferred revenue                                                                           940,083         258,580
Current portion of capital leases                                                           17,480          25,279
Current portion of notes payable                                                            52,333            --
Equipment line of credit - current                                                            --           141,232
Line of credit                                                                                --           693,325
Bank debt - current                                                                         25,200            --
Related party debt - current                                                               397,901         363,441
                                                                                      ------------    ------------
Total current liabilities                                                                2,640,350       2,176,015

Long-term liabilities:

Bank debt, net of current portion                                                          828,834            --
Related party debt, net of current portion                                                 288,665         219,992
Accrued commissions payable                                                                205,667            --
Capital lease, net of current portion                                                         --            49,159
                                                                                      ------------    ------------
Total long-term liabilities                                                              1,323,177         269,151
                                                                                      ------------    ------------

Class 2 convertible Preferred Stock, $0.01 par value, 19,971,721 and 15,000,000 shares authorized at June 30, 2003 and 2002, respectively; 13,305,267 shares issued and outstanding; aggregate liquidation value of $1,896,519 and
  $1,591,363 at June 30, 2003 and June 30, 2002 respectively                             1,896,519       1,588,687
Stockholders' equity (deficit):
Class 1 convertible Preferred Stock, $0.01 par value, 17,000,000 shares authorized;
  15,151,540 shares issued and outstanding; aggregate liquidation value of
  $2,183,607 and 2,021,858 at June 30, 2003 and June 30, 2002                              151,515         151,515
Common stock, $0.01 par value, 64,971,721 and 60,000,000 shares authorized at
  June 30, 2003 and 2002, respectively; 8,646,950 and 8,636,950 shares issued and
  outstanding at June 30, 2003 and 2002, respectively                                       86,607          86,370
Additional capital                                                                      17,729,134      17,728,834
Accumulated deficit                                                                    (22,572,499)    (19,813,857)
                                                                                      ------------    ------------
Total stockholders' equity (deficit)                                                    (4,605,243)     (1,847,138)
                                                                                      ------------    ------------
Total liabilities and stockholders' equity (deficit)                                  $  1,254,803    $  2,186,715
                                                                                      ============    ============


See accompanying  notes

                                                                                                                 4

                                 PrimeWire, Inc.


                      Consolidated Statements of Operations



                                                       Year ended June 30
                                                    2003               2002
                                                 -----------        -----------


Revenues                                         $ 2,178,180        $ 3,416,651


Costs and expenses
General and administrative                         3,237,009          4,950,054
Sales and marketing                                   62,994            291,771
Depreciation and amortization                      1,003,908          1,293,203
Impairment of goodwill                                  --            1,556,001
Impairment of website                                   --                 --
                                                 -----------        -----------
Loss from operations                              (2,125,731)        (4,674,378)


Other income (expense)
Interest and other income                              5,036             13,862
Interest and other expense                          (505,117)          (130,679)
                                                 -----------        -----------
                                                    (500,081)          (116,817)
                                                 -----------        -----------

Net loss                                         $(2,625,812)       $(4,791,195)
                                                 ===========        ===========


See accompanying notes.



                                                       PrimeWire, Inc.


                            Consolidated Statements of Changes in Stockholders' Equity (Deficit)



                                   Series A Convertible            Series B Convertible            Series C Convertible
                                      Preferred Stock                Preferred Stock                 Preferred Stock
                               ----------------------------    ----------------------------    ----------------------------
                                  Shares          Amount          Shares          Amount          Shares          Amount
                               ------------    ------------    ------------    ------------    ------------    ------------
Balance at June 30, 2001          1,872,568          18,726       4,005,469          40,055       9,273,567          92,736
Conversion of preferred
  stock to common                (1,872,568)        (18,726)     (4,005,469)        (40,055)     (9,273,567)        (92,736)
Issuance of common stock
  with exercise of stock
  options                              --              --              --              --              --              --
Accretion of preferred stock           --              --              --              --              --              --
Compensation expense
  related to issuance of
  warrants                             --              --              --              --              --              --
Net loss                               --              --              --              --              --              --
                               ------------    ------------    ------------    ------------    ------------    ------------

Balance at June 30, 2002               --      $       --              --      $       --              --      $       --
Issuance of common stock
  with exercise of stock
  options                              --              --              --              --              --              --
Accretion of preferred stock           --              --              --              --              --              --
Compensation expense
  related to issuance of
  warrants
Net loss                               --              --              --              --              --              --
                               ------------    ------------    ------------    ------------    ------------    ------------

Balance at June 30, 2003               --              --              --              --              --              --
                               ============    ============    ============    ============    ============    ============

                                                                                                                          6



                                             PrimeWire, Inc.


                  Consolidated Statements of Changes in Stockholders' Equity (Deficit)
                                              (Continued)



                                  Class 1 Convertible
                                    Preferred Stock             Common
                               ---------------------------      Stock                        Additional
                                  Shares         Amount         Shares         Amount          Capital
                               ------------   ------------   ------------   ------------   ------------
Balance at June 30, 2001               --             --        8,512,889   $     85,129   $ 17,684,496
Conversion of preferred
  stock to common                15,151,540        151,515           --             --                2
Issuance of common stock
  with exercise of stock
  options                              --             --          124,061          1,241          5,128
Accretion of preferred stock           --             --             --             --             --
Compensation expense
  related to issuance of
  warrants                             --             --             --             --          (30,858)
Net loss                               --             --             --             --             --
                               ------------   ------------   ------------   ------------   ------------

Balance at June 30, 2002         15,151,540   $    151,515      8,636,950   $     86,370   $ 17,728,834
Issuance of common stock
  with exercise of stock
  options                              --             --           10,000            100            300
Accretion of preferred stock           --             --             --             --             --
Compensation expense
  related to issuance of
  warrants
Net loss                               --             --             --             --             --
                               ------------   ------------   ------------   ------------   ------------

Balance at June 30, 2003         15,151,540   $    151,515      8,646,950   $     86,470   $ 17,729,134
                               ============   ============   ============   ============   ============

                                                                                               6(Con't)

                                 PrimeWire, Inc.


      Consolidated Statements of Changes in Stockholders' Equity (Deficit)
                                  (Continued)



                                Accumulated        Total
                                  Deficit        (Deficit)
                               ------------    ------------

Balance at June 30, 2001       $(14,890,117)   $  3,031,025
Conversion of preferred
  stock to common                      --              --
Issuance of common stock
  with exercise of stock
  options                              --             6,369
Accretion of preferred stock       (101,687)       (101,687)
Compensation expense
  related to issuance of
  warrants                            8,350           8,350
Net loss                         (4,791,195)     (4,791,195)
                               ------------    ------------

Balance at June 30, 2002       $(19,813,857)   $ (1,847,138)
Issuance of common stock
  with exercise of stock
  options                              --               400
Accretion of preferred stock       (132,833)       (132,833)
Compensation expense
  related to issuance of
  warrants
Net loss                         (2,625,812)     (2,625,812)
                               ------------    ------------

Balance at June 30, 2003        (22,572,502)     (4,606,183)
                               ============    ============


See accompanying notes.

                                                                        6(Con't)



                                 PrimeWire, Inc.


                      Consolidated Statements of Cash Flows



                                                                                  Year ended June 30
                                                                                 2003           2002
                                                                              -----------    -----------
Operating activities
Net loss                                                                      $(2,625,812)   $(4,791,195)
Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation and amortization                                                1,003,908      1,293,203
   Impairment of goodwill                                                            --        1,556,001
   Impairment of website                                                             --             --
   Stock compensation expense                                                           0          8,350
   Loss (gain) on disposal of assets                                               (1,635)          --
   Changes in operating assets and liabilities:
    Accounts receivable, net                                                       11,568        (33,727)
    Prepaid expenses and other current assets                                     (96,039)       108,376
    Accounts payable                                                              341,954       (406,440)
    Accrued expenses and other current liabilities                                171,241        (68,154)
    Deferred revenue                                                              681,503        257,517
                                                                              -----------    -----------
Net cash used in operating activities                                            (513,312)    (2,076,069)

Cash flows from investing activities
Purchase of furniture and equipment                                               (28,827)      (101,107)
Investment in website                                                              (2,000)       (70,905)
                                                                              -----------    -----------
Net cash used in investing activities                                             (30,827)      (172,012)

Cash flows from financing activities
Proceeds from issuance of common stock                                               --            6,369
Net proceeds from issuance of Class 2 preferred stock                             175,000      1,404,790
Proceeds from issuance of Series C preferred stock                                   --             --
Proceeds from bridge loan                                                            --             --
Payments on capital lease obligations                                             (56,958)       (52,990)
Commissions and other                                                             205,667
Net borrowings (repayments) on notes payable                                      174,943          8,778
                                                                              -----------    -----------
Net cash provided by financing activities                                         499,052      1,366,948
                                                                              -----------    -----------
Net decrease in cash and cash equivalents                                         (45,087)      (881,133)
Cash and cash equivalents at beginning of period                                  146,061      1,027,194
                                                                              -----------    -----------
Cash and cash equivalents at end of period                                    $   100,974    $   146,061
                                                                              ===========    ===========

Supplemental cash flow information
Conversion of short-term borrowings to equity                                 $      --      $    82,209
                                                                              ===========    ===========
Cash paid during the period for interest                                      $    24,455    $    98,968
                                                                              ===========    ===========


See accompanying notes.

                                                                                                       7

                                 PrimeWire, Inc.


                   Notes to Consolidated Financial Statements

                       Years ended June 30, 2003 and 2002


1. Organization

PrimeWire, Inc. (the Company), formerly AtYourBusiness.com, Inc (AYB), was incorporated on November 9, 1998 in the State of Delaware. The Company performs corporate employee benefit communication and administration services for brokers, administrative organizations and employers. The Company's internet-based software services are marketed via partnerships with insurance carriers, administrators, business processing organizations, and benefits brokers through an internet-based platform.

Effective June 30, 2001, the Company acquired Prime Financial Group, Inc. (PFG), a Georgia Corporation and Financial Services Interactive, Inc. (FSI), a Georgia Corporation. Both acquisitions were stock-for-stock exchanges.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries - PFG, FSI and AYB Insurance Services, Inc. The Company acquired PFG and FSI effective June 30, 2001, and as a result these financial statements do not reflect the operations of PFG and FSI for the fiscal year ending June 30, 2001. All significant intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

Furniture and Equipment

Furniture and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets ranging between three and five years.

Goodwill

The Company classifies, as goodwill, the excess of fair value of the net assets acquired in a business combination accounted for using the purchase method of accounting. Goodwill, resulting from the acquisitions of PFG and FSI on June 30, 2001 was being amortized on a straight-line basis over a period of 10 years. During the fiscal year ending June 30, 2002 the Company undertook an impairment valuation at which time goodwill was written down by approximately $1,589,000 to reflect such impairment. During 2002 goodwill amortization prior to the write-off of goodwill amounted to approximately $54,000.

Impairment of Long-Lived Assets

Long-lived assets, including identifiable intangible assets to be held and used, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Impairment is measured based on fair value.

Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance reduces deferred tax assets when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Stock-Based Compensation

The Company accounts for its stock option plans in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense is recorded only if the current market price of the underlying stock exceeds the exercise price on the date of grant. The Company has adopted the disclosure requirements of SFAS No. 123, Accounting for Stock-Based Compensation, which allows entities to continue to apply provisions of APB Opinion No. 25 and provide pro forma net income as if the fair-value-based method defined in SFAS No. 123 had been applied.

Advertising Costs

All advertising and promotion costs are expensed as incurred. The Company incurred advertising and marketing costs totaling $67,683 and $161,000 during the periods ended June 30, 2003 and 2002, respectively.

Revenue Recognition

Revenues are recognized when all the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred, (3) the fee is fixed and determinable, and (4) collectibility is probable.

New Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board finalized FASB Statements No. 141, Business Combinations (SFAS 141), and No. 142, Goodwill and Other Intangible Assets (SFAS 142).

SFAS 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS 142, that the Company reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS 141. SFAS 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment atleast annually. In addition, SFAS 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS 142. SFAS 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. SFAS 142 requires the Company to complete a transitional goodwill impairment test six months from the date of adoption. The Company is also required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS 142.

In June 2002, the FASB issued SFAS No. 146 (SFAS 146), Accounting for Costs Associated with Exit or Disposal Activities. SFAS 146 provides guidance related to accounting for costs associated with disposal activities covered by SFAS 144 or with exit or restructuring activities previously covered by EITF Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). SFAS 146 supercedes EITF Issue No. 94-3 in its entirety. SFAS 146 requires that costs related to exiting an activity or to a restructuring not be recognized until the liability is incurred. SFAS 146 will be applied prospectively to exit or disposal activities that are initiated after December 31, 2002.

In November 2002, the EITF reached a consensus on Issue No. 00-21, Revenue Arrangements with Multiple Deliverables. EITF Issue No. 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF Issue No. 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. We are currently evaluating the effect that the adoption of EITF Issue No. 00-21 will have on our results of consolidated operations, financial condition or cash flows.

3. Acquisitions

In June 2001, the Company acquired Prime Financial Group, Inc. (PFG), and Financial Services Interactive, Inc. (FSI). Consideration paid for these acquisitions was approximately $1,687,500 and consisted of 702,213 shares of Series A Convertible Preferred Stock, 1,500,000 shares of Series B Convertible Preferred Stock, 3,477,588 shares of Series C Convertible Preferred Stock, warrants to purchase 1,157,159 Series C Convertible Preferred Stock in the aggregate, and 3,192,333 shares of common stock. The acquired net assets consisted of tangible assets and capitalized web site costs. The acquisitions were accounted for using the purchase method of accounting. The excess of the purchase price over fair market value of the net identifiable assets acquired of $1,728,089 has been recorded as goodwill. In addition, in conjunction with the acquisition, the Company entered into leases for the use of office facilities.

4. Furniture and Equipment

Furniture and equipment at June 30 consists of the following:

                                                        2003           2002
                                                     -----------    -----------

Furniture and fixtures                               $   162,930    $   164,870
Office equipment including under capital leases        1,086,804      1,056,037

                                                     -----------    -----------
Total                                                  1,249,734      1,220,907

Less accumulated depreciation and amortization        (1,126,534)      (908,286)
                                                     -----------    -----------
Net furniture and equipment                          $   123,200    $   312,621
                                                     ===========    ===========


5. Capitalized Website Costs

AYB completed the development of the website during fiscal 2000, and began to amortize the capitalized costs over the useful life of the website, which was anticipated to be three years. Upon the acquisition of PFG, the Company determined that the AYB website would no longer be usable under the Company's revised operating plan. As such, the Company wrote off the remaining net capitalized costs of the AYB website of approximately $1,239,000.

On June 30, 2001, the Company determined the value of PFG's website was not impaired and is carried on the Company's balance sheet at its fair value. The useful life of the website is anticipated to be three years.

Investment in website at June 30 consists of the following:

                                                    2003               2002
                                                 -----------        -----------

Capitalized website costs                        $ 2,353,520        $ 2,351,520
Less accumulated amortization                     (1,551,746)          (767,851)
                                                 -----------        -----------
Net capitalized website costs                    $   801,774        $ 1,583,669
                                                 ===========        ===========

6. Debt Financing

Bridge Loan Agreements

On July 25, 2003, the Company sold $275,000 in Convertible Promissory Notes that carry an interest rate of 12% per annum and are due on or before June 30, 2004. The Convertible Promissory Notes are convertible into shares of Class 2 Preferred Stock.

Equipment Financing

At June 30, 2003 and 2002, the Company had an equipment financing line of credit with a financing institution of which approximately $0 and $141,000 was drawn down, respectively. Advances under the equipment financing line of credit convert to individual term notes, whereby principal and interest are payable in 36 monthly installments following the date funded. Interest on each individual term note is determined at the date of funding and will equal the sum of the U.S. Treasury Note yield to maturity with a similar term and 335 basis points. The line of credit was collateralized by substantially all of the Company's assets, and matured at various dates through May 1, 2003. As defined in the line of credit agreement, the Company was required to maintain certain financial and nonfinancial covenants.

Line of Credit / Bank Debt

At June 30, 2003 and 2002, the Company had an operating line of credit with a financing institution of which approximately $693,000 was drawn down. The line of credit was collateralized by a personal guarantee and personal holdings of an officer of the Company. The line accrues interest at 8% per annum. At June 30, 2002 the Company was in default of certain provisions as defined in the agreement. During June 2002, unpaid interest expense totaling approximately $40,000 was paid by a related party on behalf of the Company. During July 2002, the amount outstanding of approximately $700,000 including accrued interest was paid off by a related party and refinanced with another financial institution in the form of a three-year loan. The three-year loan accrues interest at PRIME plus 0.75%. This bank debt is collateralized by a personal guarantee and personal holdings of an officer of the Company. In order to refinance this bank debt, the Company granted a security interest to an officer of the Company and his family's Estate.

7. Stockholders' Equity (Deficit)

Series A Preferred Stock

At June 30, 2000 the Company had 1,170,355 shares of Series A Convertible Preferred Stock (Series A) outstanding. Each share of Series A is convertible into Common Shares at a rate of one to one. The Series A Stock accrues a cumulative dividend of $0.0512 per annum, payable if and when declared, and is subject to certain adjustments and limitations as defined in the purchase agreement. As of June 30, 2003, no dividends had been declared. Voting rights of the Series A are on an as-if converted basis. The Series A shares have certain antidilutive and future registration rights as defined in the purchase agreement.

Series B Preferred Stock

At June 30, 2000 the Company had 2,505,468 shares of Series B Preferred Stock (Series B) outstanding. The Series B shares are convertible into Common Shares at a rate of one to one. The Series B Preferred Stock accrues a cumulative dividend of $0.128 per annum, payable if and when declared, and subject to certain adjustments and limitations as defined in the purchase agreement. As of June 30, 2003, no dividends had been declared.

Voting rights of the Series B Preferred Stock are on an as-if converted basis. The Series B Preferred Shares have certain antidilutive and future registration rights as defined in the purchase agreement.

Series C Preferred Stock

On July 28, 2000, the Company sold 3,194,299 shares of Series C Preferred Stock for gross proceeds of $6,050,000. The Series C Preferred Shares have certain conversion, antidilutive and other rights as defined in the agreement. Each share of Series C Preferred Stock is convertible into Common Shares at a rate of one to one. The Series C Preferred Stock automatically converts upon the earlier to occur of (i) an initial public offering with gross proceeds of at least $35 million at a per share price of not less than $5.68, or (ii) the Company's receipt of the written consent of the holders of not less than 51% of the then outstanding shares of the Series C Preferred Stock. The Series C Preferred Stock accrues a cumulative dividend of $0.1515 per annum, payable if and when declared, and subject to certain adjustments and limitations as described in the purchase agreement. Voting rights of the series C Preferred Stock are on an as-if converted basis. As of June 30, 2003, no dividends had been declared. The Series C Preferred Shares have certain antidilutive and future registration rights as defined in the purchase agreement.

During fiscal 2001, the Company entered into marketing agreements with two companies. Fees under the agreements totaled $1.5 million, which were paid through the issuance of 791,975 shares of Series C Preferred stock. These fees were fully amortized as of June 30, 2001 and have been included within general and administrative expenses.

Class 1 Preferred Stock

During September 2001, the Company created two new classes of preferred stock called Class 1 Convertible Preferred Stock and Class 2 Convertible Preferred Stock. The Company approved a recapitalization whereas (a) each share of (i) Series A Preferred Stock shall be converted into 0.389860 shares of Class 1 Preferred Stock, (ii) Series B Preferred Stock shall be converted into 0.996610 shares of Class 1 Preferred Stock, (iii) Series C Preferred stock shall be converted into 1.124660 shares of Class 1 Preferred Stock and (b) each warrant to purchase one share of Series B Preferred Stock or Series C Preferred Stock shall be converted into a warrant to purchase one share of Class 1 Preferred Stock

Each share of Class 1 Preferred Stock is convertible into common shares at a rate of one to one. The Class 1 Preferred Stock automatically converts upon the earlier to occur of (i) an initial public offering with gross proceeds of at least $30 million at a per share price of not less than $0.50356, or (ii) the Company's receipt of the written consent of the holders of not less than 51% of the then outstanding shares of the Class 1 Preferred Stock. The Class 1 Preferred Stock accrues a cumulative dividend of $0.1515 per annum, payable if and when declared, and subject to certain adjustments and limitations as described in the purchase agreement. As of June 30, 2003, no dividends have been declared. Voting rights of the Class 1 Preferred Stock are on an as-if converted basis. The Class 1 Preferred Shares have certain antidilutive and future registration rights as defined in the Fourth Amended and Restated Certificate of Incorporation dated September 20, 2001.

Class 2 Preferred Stock

Between September and December 2001, the Company sold 11,915,164 shares of Class 2 Preferred Stock at a price of $0.12589 per share for gross proceeds of $1,500,000. The Class 2 Preferred Shares have certain conversion, antidilutive and other rights as defined in the Fourth Amended and Restated Certificate of Incorporation dated September 20, 2001. The Class 2 Preferred stock is redeemable, at the option of the holders, at anytime after September 1, 2005 for the liquidation value plus accrued but unpaid dividends.

In August 2002, the Company sold 1,390,103 shares of Class 2 Preferred Stock at a price of $0.12589 per share for gross proceeds of $175,000.

Each share of Class 2 Preferred Stock is convertible into Common Shares at a rate of one to one. The Class 2 Preferred Stock automatically converts upon the earlier to occur of (i) an initial public offering with gross proceeds of at least $30 million, or (ii) the Company's receipt of the written consent of the holders of not less than 51% of the then outstanding shares of the Class 2 Preferred Stock.

The Class 2 Preferred Stock accrues a cumulative dividend at 8% per annum, payable if and when declared, and subject to certain adjustments and limitations as described in the purchase agreement. As of June 30, 2003, no dividends have been declared. Voting rights of the Class 2 Preferred Stock are on an as-if converted basis.

As a result of the mandatory redemption feature outside the control of the Company, the Preferred Stock has been excluded from stockholders equity in the accompanying balance sheets. The Company records periodic accretion for the excess of the redemption value over the carrying value through charges to additional paid-in capital. During the year ended June 30, 2003 the Company recorded an accretion charge of approximately $132,833.

Stock Options

Under the Company's 1998 Stock Incentive Plan (the Option Plan), the Company can grant stock options, stock appreciation rights, stock awards, phantom stock or performance awards for Common Stock. As of June 30, 2003 and June 30, 2002 the number of shares authorized for issuance under the Option Plan was 12,589,889. The exercise price for incentive stock options is not to be less than the fair market value of the Common Stock at the date of grant as determined by the Board of Directors. The vesting period of the options is determined by the Board of Directors and is generally four years. Outstanding options expire after 10 years.

Common stock option activity was as follows:

                                      Shares                          Weighted-
                                                   Weighted-           Average
                                                    Average             Fair
                                                 Exercise Price         Value
                                                 --------------      -----------
Outstanding at June 30, 2000         1,152,768          1.00
Granted                                216,000          1.37            0.62
Exercised                             (140,000)         0.18
Canceled or expired                   (556,000)         1.15
                                   -----------
Outstanding at June 30, 2001           672,768          0.97
Exercisable at June 30, 2001           127,646          0.65
Granted                              7,743,098          0.04            0.01
Exercised                             (124,061)         0.04
Canceled or expired                   (670,939)         0.04
                                   -----------
Outstanding at June 30, 2002         7,620,866
                                   ===========
Exercisable at June 30, 2002           580,318
Granted                                      0
Exercised                              (10,000)         0.04
Canceled or expired                 (1,377,500)         0.04
Outstanding at June 30, 2003         6,233,366
Exercisable at June 30, 2003         3,450,000
                                   -----------


At June 30, 2003, the Company's outstanding options have exercise prices ranging from $0.04 to $1.42 and a seven-year weighted-average remaining contractual life.

There were 2,739,364 options available for future grants under the Option Plan as of June 30, 2003. The fair value of each option grant is estimated on the date of grant using the Minimum Value Method with the following assumptions: dividend yield of 0%, risk-free interest rate of 4% and expected term of 10 years. Had compensation expense been determined on the basis of fair value pursuant to FAS 123, net loss would have increased by approximately $69,000, respectively, for the years ended June 30, 2003 and 2002.

The effect of applying SFAS 123 on 2001 pro forma net loss, as stated above, is not necessarily representative of the effects on reported net loss for future years due to, among other things, the vesting period of the stock options and the fair value of additional stock options in future years.

Warrants

In July 2000 in connection with the issuance of convertible notes, warrants (the Replacement warrants) were issued to purchase an aggregate of 1,928,599 shares of the Company's Series C Preferred Stock at $0.50 per share. Additional warrants (the additional warrants) to purchase an aggregate of 1,157,159 shares of the Company's Series C Preferred Stock at $0.50 per share were issued in connection with the acquisition of PFG and FSI in 2001. The replacement warrants and the additional warrants have a term of five years and are exercisable beginning July 24, 2000.

In connection with the conversion of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock into a new Class 1 Preferred Stock, warrants that had been issued for the purchase of either Series B Preferred Stock or Series C Preferred Stock are now for the purchase of Class 1 Preferred Stock at the same terms and conditions as before except that the exercise price for the warrants was decreased from $0.50 per share to $0.25 per share. The warrants have a term of five years and are exercisable effective the conversion date. Associated with this modification of the exercise price, the Company recorded a warrant charge of approximately $30,000, based on the fair value (as determined using the Black-Scholes pricing method) of the warrants at the conversion date.

In September 2001, the Company issued 835,000 Warrants to NextGen Capital in connection with its consulting services agreement (which included the provision of an interim CEO during the May - July 2001 period) for the purchase of 835,000 shares of common stock at an exercise price of $0.12589 per share. The warrants have a term of five years, are exercisable immediately, and have a weighted average fair value of $0.01 per share. The fair value of these warrants was determined on the date of grant using the Black-Scholes option-pricing model resulting in a noncash stock compensation charge of $8,350.

On July 25, 2003, the Company issued 550,000 Warrants to various Convertible Note holders for the purchase of 550,000 shares of Class 2 Preferred Stock at an exercise price of $0.04 per share. The warrants have a term of five years and are exercisable immediately.

8. Employee Benefit Plan

The Company has a defined contribution 401(K) Savings and Investment Plan (the Investment Plan), which was established in January 2000, covering all eligible employees. Under the Investment Plan, participating employees may defer a portion of their pretax earnings up to the Internal Revenue Service annual contribution limit. The Company contributes 50% of the first 6% of an employee's deferral. Company contributions, net of earnings and administrative expenses, were approximately $28,000 and $45,000 for the years ended June 30, 2003 and 2002, respectively. Effective April 30, 2003 the Company discontinued its match to the 401(K) Plan although employees could continue with their employee deferral portion without change.

9. Commitments

The Company leases office space under several operating lease agreements. Rent expense for the years ended June 30, 2003 and 2002 was approximately $92,000 and $286,000 respectively. The Company also leases equipment under capital leases, which is capitalized using interest rates appropriate at the inception of the lease. These leases are depreciated over the estimated useful life, or the life of the leases, whichever is shorter, and is included in depreciation expense.

Future minimum lease payments on the operating and capital leases as of June 30 are as follows:

                                                         Operating       Capital
                                                         --------       --------

2004                                                     $ 81,000       $ 19,930
2005                                                       22,500              0
2006                                                         --                0
                                                         --------       --------
Total minimum lease payments                             $103,000         19,930
                                                         ========
Less amount representing interest                                          1,450
                                                                        --------
Present value of minimum lease payments
Less current portion                                                      17,480
                                                                        --------
Long-term portion                                                       $      0
                                                                        ========

10. Contingencies

The Company has entered into an employment agreement with certain officers of the Company that call for a guaranteed minimum salary and bonuses for varying terms.

In August 2002, Affiliated Computer Services ("ACS") filed an arbitration proceeding against the Company with the American Arbitration Association in Atlanta, GA seeking damages for an alleged breach by the Company of its obligations as subcontractor to ACS. The Company repeatedly, and for several months, requested unsuccessfully that ASC and its client, the State of Georgia, provide to the Company critical information, including technical information regarding other software to which the Company's software was to interface, necessary for the Company to complete its obligations to customize the Company's software to interface with such other software. Because the Company believed that ACS was in breach of its obligations to the Company, the Company answered the complaint denying it was in breach of the subcontract, and making counterclaims of its own for damages from ACS. The arbitration panel decided on April 29, 2003 in the Company's favor although no counterclaim damages were awarded to the Company.

The Company is subject to lawsuits, investigations, and claims arising out of the conduct of its business, including those related to commercial transactions, contracts, government regulation, and employment matters. Certain claims, suits, and complaints have been filed or are pending against the Company. In the opinion of management and legal counsel, all matters are without merit or are of such kind, or involve such amounts, as would not have a material effect on the financial position or results of operations of the Company if disposed.

11. Related Parties

At June 30, 2003 and 2002, the Company owed approximately $687,000 and $583,000, respectively, of debt in the form of subordinated promissory notes to the Company's CEO, certain members of the CEO's family, and another officer of the Company. The notes accrue interest at rates between 6 and 8% per annum and mature between April 1, 2005 and September 2006. Amounts due in fiscal 2004, 2005, and 2006 are $278,000, $282,000 and $127,000, respectively. The Company granted a security interest to an officer of the Company in return for the promissory note to the Company.

12. Income Taxes

The Company accounts for taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). Under SFAS 109, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted rates expected to be in effect during the year in which the differences reverse. The Company has reported losses since inception. At June 30, 2003 and 2002, the Company had net operating loss carryforwards of approximately $8 million and $4 million respectively which begin to expire in 2020. The timing and manner in which the operating loss carryforwards may be utilized in any year by the Company will be limited to the Company's ability to generate future earnings or due to certain provisions of the tax code.

13. Management's Plans

The Company's operating losses incurred since inception, in conjunction with forecasted operating losses and planned capital expenditures, raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as going concern is dependent upon obtaining additional financing and the ability of the Company to generate revenues that are sufficient to cover operating expenses, the likelihood of which cannot be determined at this time. Management is actively pursuing additional sources of financing. However, there can be no assurance that the Company will be able to generate sufficient cash flow from operations or secure additional financing to meet its development and operating needs, or that such financing would be available on terms acceptable to the Company.

In the event the necessary financing is not obtained, the Company will likely reduce capital expenditures and operating expenses until it is able to obtain sufficient financing to fund such expenditures.


14. Subsequent Event

On January 21, 2004 the Company's shareholders entered into an Asset Purchase Agreement with eNucleus, Inc. for substantially all the assets of the Company. Subject to the terms and conditions of the Purchase Agreement, the Company received $50,000 upon closing and a three year earn out provision that provides for (i) quarterly cash payments of 10% of the net revenues generated by the PrimeWire assets and (ii) quarterly stock payments of 15% of the net revenues generated by the PrimeWire assets (shares to be determined based upon the average closing price of the 20 day period prior to the end of each quarter). Additionally, the Comany has the ability to earn an additional 7% of Net Revenues generated by Large License Deals (license agreements in excess of $200,000 in the first 12 months of the contract) during the first year. The transaction was closed on February 6, 2004.



(b) Pro Forma Financial Information. The following unaudited pro forma combined financial statements of eNucleus give effect to the acquisition of PrimeWire.

     The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2003 have been prepared to illustrate the effect of the merger and the acquisition described above. The acquisition (accounted for as a purchase) was treated as if it had occurred as of January 1, 2003, for the pro forma statement of operations for the year ended December 31, 2003. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2003 was prepared from the audited historical statements of operations of eNucleus and unaudited financial statements of PrimeWire for the year then ended.

     The pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial positions or combined results of operations of eNucleus that would have been reported had the acquisition described above occurred on the date indicated, nor do they represent a forecast of the combined financial position of eNucleus at any future date or the combined results of operations of eNucleus for any future period. Furthermore, no effect has been given in the pro forma combined statements of operations for synergies or cost savings, if any, that may be realized. The unaudited pro forma condensed combined financial statements reflect the acquisition, using the purchase method of accounting.

     The following unaudited pro forma condensed combined financial statements and accompanying notes are qualified in their entirety by reference to, and should be read in conjunction with eNucleus' Management's Discussion and Analysis of Financial Condition and Results of Operations included in its Annual Report on Form 10-KSB for the year ended December 31, 2003 as previously filed, and the audited financial statements of PrimeWire, which are also included within this Form 8-K/A.



UNAUDITED PROFORMA CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2003


                                                                       Acquired Company
                                                                 ----------------------------
                                                 eNucleus, Inc.   Prime Wire       Proforma        Proforma
                                                                  (unaudited)    Adjustments (1)
                                                 ------------    ------------    ------------    ------------
ASSETS:
Current Assets
Cash                                             $         78    $      1,583            --      $      1,661
Accounts receivable                                    16,900          65,687            --            82,587
Other current assets                                   41,038           5,000            --            46,038
                                                 ------------    ------------    ------------    ------------
Total current assets                                   58,016          72,270            --           130,286
                                                 ------------    ------------    ------------    ------------

Property and equipment, net                            19,786          59,659            --            79,445

Goodwill and other intangibles, net                 1,674,622            --              --         1,674,622
Other assets (2)                                         --           410,124        (308,986)        101,138
                                                 ------------    ------------    ------------    ------------
Total assets                                     $  1,752,424    $    542,053    $   (308,986)   $  1,985,491

                                                 ============    ============    ============    ============

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
Notes payable                                    $    156,861    $    283,720    $   (283,720)   $    156,861
Accounts payable                                       42,792         550,727        (442,660)        150,859
Accrued expenses                                      267,613       1,276,489      (1,151,489)        392,613
                                                 ------------    ------------    ------------    ------------
Total current liabilites                              467,266       2,110,936      (1,877,869)        700,333
                                                 ------------    ------------    ------------    ------------
Long term liabilities                                 345,246       1,482,228      (1,482,228)        345,246

Total Liabilities                                     812,512       3,593,164      (3,360,097)      1,045,579
                                                 ------------    ------------    ------------    ------------


Class 2, Convertible Pref Stock                          --         1,963,518      (1,963,518)           --
Preferred stock, $0.001 par value, 10,000,000
shares authorized, 1,453,779 shares issued and
outstanding                                             1,454         151,515        (151,515)          1,454
Common stock, $0.001 par value, 100,000,000
shares authorized, 9,527,938 and 3,326,287
shares issued and outstanding, respectively             9,528          86,607         (86,607)          9,528

Additional paid-in capital                          8,350,242      17,729,134     (17,729,134)      8,350,242

Accumulated deficit                                (7,421,312)    (22,981,885)     22,981,885      (7,421,312)

                                                 ------------    ------------    ------------    ------------
Total stockholder's equity                            939,912      (5,014,629)      5,014,629         939,912
                                                 ------------    ------------    ------------    ------------

                                                 ------------    ------------    ------------    ------------
Total liabilities and stockholders' equity       $  1,752,424    $    542,053    $   (308,986)   $  1,985,491
                                                 ============    ============    ============    ============

                                                                                                           17



Unaudited Proforma Consolidated Statement of Operations
For the Year Ending December 31, 2003


                                                                 Acquired Company
                                                             --------------------------
                                             eNucleus, Inc.   Prime Wire     Proforma      Proforma
                                                             (unaudited)   Adjustments(1)
                                              -----------    -----------    -----------   -----------
Revenue                                       $   577,574    $ 2,429,992           --     $ 3,007,566


Operating expenses                                980,412      2,681,812           --       3,662,224
Stock based compensation expense                     --             --             --            --
Net reorganization expense                        897,182           --             --         897,182
Depreciation and amortization expense             150,965        940,885           --       1,091,850
                                              -----------    -----------    -----------   -----------
Operating loss                                 (1,450,985)    (1,192,705)          --      (2,643,690)

Interest and other income (expense)               (10,305)      (124,140)          --        (134,445)
Income tax expense                                   --             --             --            --

                                              -----------    -----------    -----------   -----------
Net loss                                      $(1,461,290)   $(1,316,845)   $      --     $(2,778,135)

                                              ===========    ===========    ===========   ===========


Basic and diluted net loss common share       $     (0.28)          --             --     $     (0.53)

                                              ===========    ===========    ===========   ===========

Weighted average shares outstanding - basic
and diluted                                     5,250,310           --             --       5,250,310
                                              ===========    ===========    ===========   ===========


NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

1. eNucleus has accounted for the PrimeWire acquisition as a purchase. The purchase price of $50,000 upon closing and a three year earn out provision has been allocated to the acquired assets and assumed liabilities based upon their estimated relative fair values as follows:

         Total purchase price, including expenses (2)                   $    50,000
         Current assets                                                      73,000
         Other assets                                                        60,000
         Liabilities assumed                                                183,000
                                                                            -------

         Excess purchase price over net assets acquired (2)               $ 100,000
                                                                          =========

Pro forma adjustments above have been reflected to record the purchase price as described above. The excess purchase price over net assets acquired has been allocated to purchased software and website costs.

(2) As additional purchase price earned and recorded in accordance with the earn out provisions, it is anticipated that such amounts will be recorded as additional increases to Other Assets allocated to the value of the capitalized software and website costs.

                                                                              18

                                    SIGNATURE

     In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ENUCLEUS, INC.

Date:  April 16, 2004                       By:  /s/  John C. Paulsen
                                               --------------------------------
                                                      John C. Paulsen,


                                                      Chairman of the Board,
                                                      Chief Executive Officer
                                                      and principal Financial
                                                      and Accounting Officer

                                                                              19